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                                                                  EXHIBIT (b)(5)


                               GUARANTY AGREEMENT
                               (ACQUISITION LOAN)


         THIS GUARANTY AGREEMENT, made as of January__, 2003, by SCOTT M. NISWONGER, whose address is 430 Airport Road, Greeneville, Tennessee 37745 ("Niswonger"), and JOHN A. TWEED, whose address is 430 Airport Road, Greeneville, Tennessee 37745 ("Tweed"), for the benefit of FIRST TENNESSEE BANK NATIONAL ASSOCIATION, a national banking association with offices in Greeneville, Tennessee at 2841 E. Andrew Johnson Highway, Greeneville, Tennessee 37745 ("Lender").

                              W I T N E S S E T H:

         WHEREAS, Lender has made available to Landair Acquisition Corporation, a Tennessee corporation with principal offices in Greeneville, Tennessee (the "Borrower"), a loan facility in the original principal amount not exceeding $25,000,000 on the terms and conditions set forth in that certain Loan and Security Agreement between Lender and Borrower dated as of the date hereof (the "Acquisition Loan Agreement");

         WHEREAS, Niswonger and Tweed (collectively the "Guarantors") are principal officers and shareholders of the Borrower; and

         WHEREAS, the Guarantors have agreed to guarantee the payment and performance of Borrower's obligations under the Acquisition Loan Agreement, as provided herein.

         NOW, THEREFORE, in consideration of the foregoing and in further consideration of the anticipated benefits to the Guarantors by virtue of their relationship to the Borrower, to induce the Lender to make the Loan, the Guarantors hereby covenant and agree as follows:

         1. Guaranteed Obligations. The Guarantors hereby jointly and severally guarantee to the Lender the full and prompt payment and performance of the following (hereinafter referred to collectively as "Guaranteed Obligations"): all of the accrued interest due and payable on the indebtedness evidenced by a Secured Promissory Note (Acquisition Loan) dated as of the date hereof in the principal amount of $25,000,000 (the "Note").

         2. Term of Guaranty. This Guaranty shall be a continuing, absolute and unconditional Guaranty and shall remain in full force and effect until all Guaranteed Obligations are made or performed in full by the Borrower or the Guarantors, as the case may be, provided that if such Guaranteed Obligations are made or performed in full by the Borrower, the obligations of the Guarantors hereunder shall not thereby be discharged unless a period of 91 days beginning with the date of the last such Guaranteed Obligation made or performed by the Borrower shall elapse during which no petition in bankruptcy shall be filed by or against the Borrower, and the Guarantors shall not be entitled to return of this Guaranty until expiration of such 91-day period. If for any reason any payment (including principal, interest, costs, expenses and attorney's fees) by, or undertaking of, Borrower to the Lender shall be determined at any


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time to be a voidable preference or otherwise shall be set aside or required to be returned or repaid, this Guaranty, nevertheless, shall remain in effect and shall be fully enforceable against the Guarantors for the undertaking or payment thus set aside, returned or repaid, as well as any obligations hereunder still outstanding, together with any costs, expenses and attorney's fees incurred by the Lender in connection with such determination.

         3. Guaranty of Payment. This is a guaranty of payment and not of collection, and the Guarantors expressly waive any right to require that any action be brought against the Borrower or any other guarantor of any of the Guaranteed Obligations or to require that resort be had to any security. The Guarantors further waive any right of the Guarantors to require that an action be brought against Borrower under the provisions of Title 47, Chapter 12, Tennessee Code Annotated, as the same may be amended from time to time. If the Borrower shall fail to make any Guaranteed Obligation when and as the same becomes due (whether at maturity, by acceleration or call for prepayment or otherwise), the Guarantors, upon demand, without notice other than such demand and without the necessity of further action by the Lender, shall promptly and fully make or perform such Guaranteed Obligation. The Guarantors shall pay all reasonable costs and expenses, including reasonable counsel fees and expenses, paid or incurred by the Lender in connection with the enforcement of the obligations of the Guarantors hereunder. All payments by the Guarantors shall be made in lawful money of the United States of America and may be applied to the Guaranteed Obligations as the Lender in its sole discretion deems fit. Each default in any Guaranteed Obligation shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises. The Guarantors bind and obligate themselves for the payment and performance of the Guaranteed Obligations the same as if the Guaranteed Obligations had been contracted for by and was due from the Guarantors personally, hereby agreeing to and binding themselves and their successors and assigns by all terms and conditions contained in the Acquisition Loan Agreement, or any other document or other evidence of indebtedness, signed or to be signed by Borrower, and any other documents executed by the Borrower in connection therewith or as security therefor, making itself a party thereto, hereby waiving notice of any such indebtedness and of demand, presentment, protest or notice of demand or nonpayment and of any act to establish the liability of any party on any commercial or other paper, indebtedness or obligation covered by this Guaranty.

         4. Obligations Unconditional. The obligations of the Guarantors hereunder shall not be impaired, modified, released or limited by any occurrence or condition whatsoever, including without limitation:

         (a) any compromise, settlement, release, waiver, renewal, extension, indulgence, change in or modification of (i) any of the obligations and liabilities, either original or assumed, of the Borrower contained in the Acquisition Loan Agreement, the Pledge Agreement, or any Loan Documents relating thereto (collectively, the "Financing Instruments"),
         (ii) the liens and security interests created by the Pledge Security Agreement, or (iii) any other security for the Borrower's obligations under the Financing Instruments,

         (b) any impairment, modification, release or limitation of (i) the liability of the Borrower, (ii) the liens and security interests created by the Pledge Agreement, or (iii) any other security for the Borrower's obligations under the Financing Instruments, or any remedy


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         for the enforcement thereof, resulting from the operation of any present or future provision of the Federal bankruptcy laws or other statute or from the decision of any court relating thereto,

         (c) the assertion or exercise by the Lender of any rights or remedies under the Financing Instruments or this Guaranty or any other guaranty of the Borrower's obligations under the Acquisition Loan Agreement or any delay in asserting or exercising, or failure to assert or exercise, any such rights or remedies, and

         (d) the assignment or sale or the purported assignment or sale of all or any part of the interest of the Borrower in the Collateral (as defined in the Acquisition Loan Agreement). The liability of the Guarantors hereunder shall not be in any manner affected, diminished or impaired by any lack of diligence, neglect or omission on the part of the Lender to make any demand or protest, or give any notice of dishonor or default, or to realize upon or protect any collateral or security for the Guaranteed Obligations, or to exercise any lien upon or right or appropriation or setoff of any monies, accounts, credits or property of Borrower possessed by the Lender toward the liquidation of the Guaranteed Obligations or by any application of payments or credits thereon. Any impairment of collateral is hereby specifically waived. The Lender shall have the exclusive right to determine how, when and what application of payments and credits, if any, shall be made on the Guaranteed Obligations, or any part thereof, and shall be under no obligation, at any time, to first resort to, make demand on, file a claim against, or exhaust its remedies against Borrower, or other persons or corporations, their properties or estates, or to resort to or exhaust its remedies against any collateral, security, property, liens or other rights whatsoever.

         5. Setoff. As security for the undertakings and obligations of the Guarantors hereunder, the Guarantors expressly grant and give to the Lender a right of immediate setoff, without demand or notice, of the balance of every deposit account, now or at any time hereafter existing, of the Guarantors with any Lender, and a general lien upon, and security interest in, all money, negotiable instruments, commercial paper, notes, bonds, stocks, credits and/or chooses in action, or any interest therein, and any other property, rights and interests of the Guarantors or any evidence thereof, which has or at any time shall come into the possession, custody or control of any Lender, and, in the event of default hereunder, such Lender may sell or cause to be sold at public or private sale in any manner which may be lawful, all or any of such security, for cash or credit and upon such terms as such Lender may see fit, and (except as may be otherwise expressly provided by the Uniform Commercial Code, or other applicable law) without demand or notice to the Guarantors, and any Lender (unless prohibited by the Uniform Commercial Code from so doing) or any other person may purchase such property, rights or interests so sold and thereafter hold the same free of any claim or right of whatsoever kind, including any right or equity of redemption, of the Guarantors, such demand, notice, right or equity of redemption being hereby expressly waived and released.

         6. Subordination of Borrower's Indebtedness. The Guarantors hereby subordinate all indebtedness of the Borrower owing to the Guarantors, whether now existing or hereinafter arising, to the full and prompt payment of the Guaranteed Obligations, when and as the same


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shall become due (whether at maturity, by acceleration, or otherwise). So long as there is no default, or Event of Default, if applicable, under any of the Loan Documents, or hereunder, the Guarantors may continue to receive and retain payment on said subordinated indebtedness when and as the same becomes due. Any amounts received by the Guarantors as a payment on said subordinated indebtedness subsequent to any such default, or Event of Default, if applicable, shall be retained and held in trust by such Guarantors for the benefit of the Lender.

         7. Representations of Guarantor. The Guarantors hereby make all those representations and warranties which are made by the Borrower with respect to the Guarantors in Article V of the Acquisition Loan Agreement. Furthermore, the Guarantors represent and warrant that as of the date hereof, there has been no material adverse change in the most recent financial information given by Guarantors to the Lender.

         8. Information. The Guarantors shall provide to the Lender such information respecting the business, properties or the condition or operations, financial or otherwise, of the Guarantors as the Lender may from time to time reasonably request or which the Borrower may be required to provide with respect to the Guarantors under the Acquisition Loan Agreement, including but not limited to unaudited personal financial statements, copies of federal income tax returns for the prior fiscal year of the Guarantors, and verification of income.

         9. Payment on Default. Upon the occurrence of an Event of Default under the Acquisition Loan Agreement, the Guarantors shall immediately pay to the Lender, all amounts for which the Borrower is obligated to the Lender under the Acquisition Loan Agreement and the Lender may take whatever action at law or in equity may appear necessary or desirable to collect payments then due or thereafter to become due hereunder or to enforce observance or performance of any covenant, condition or agreement of the Guarantors under this Guaranty.

         10. Additional Indebtedness. The granting of credit from time to time by the Lender to Borrower, in excess of the amount to which a right of recovery under this Guaranty is limited and without notice to the Guarantors, is hereby expressly authorized and shall in no way affect or impair this Guaranty; and, in the event that the indebtedness of Borrower to the Lender shall so exceed the amount to which this Guaranty is limited, any payments by Borrower to the Lender and any collections or recovery by the Lender from any sources other than this Guaranty may first be applied by the Lender to any portion of the indebtedness which exceeds the limits of this Guaranty, provided that any amounts collected by the Lender pursuant to the exercise of any remedies under the Acquisition Loan Agreement or any documents securing the obligations of Borrower under the Acquisition Loan Agreement shall be applied in accordance with the applicable provisions, if any, of such documents.

         11. Assignment by the Lender. The Lender may, without any notice whatsoever to anyone, sell, assign or transfer all or any part of the Guaranteed Obligations, and in that event each and every immediate and successive assignee, transferee or holder of all or any part of the Guaranteed Obligations shall have right to enforce this Guaranty, by suit or otherwise, for the benefit of such assignee, transferee or holder, as fully as though such assignee, transferee or holder were herein by name given such rights, powers and benefits; but the Lender shall have an unimpaired right, prior and superior to that of any said assignee, transferee or holder, to enforce


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this Guaranty for the benefit of the Lender, as to so much of the Guaranteed
Obligations that it has not sold, assigned or transferred.

         12. Actions of the Lender; Waiver of Rights. No act or omission of any kind, or at any time, on the part of the Lender in respect to any matter whatsoever shall in any way affect or impair this Guaranty. This Guaranty is in addition to and not in substitution for or discharge of any other Guaranty held by the Lender. The Guarantors waive any right of action it might have against the Lender because of exercise by the Lender in any manner howsoever of any rights granted to the Lender herein. The Guarantors further hereby expressly waive any legal requirements incident to the making or incurring of the Guaranteed Obligations by Borrower and specifically agrees that this Guaranty shall be valid and binding as to the Guarantors in any event without regard to whether or not it is enforceable against Borrower.

         13. Payments. All payments hereunder shall be made to the Lender at its office at 2841 E. Andrew Johnson Highway, Greeneville, Tennessee 37745, or to such other address as the Lender may advise the Guarantors.

         14. Severability. If any term of this Guaranty, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Guaranty, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

         15. Enforceability. It is the intention of the Guarantors and the Lender that the Guaranteed Obligations hereunder shall be in, but not in excess of, the maximum amount permitted by applicable federal bankruptcy, state insolvency, or similar laws ("Applicable Law"). To that end, but only to the extent such obligations would otherwise be subject to avoidance under Applicable Law if the Guarantors are not deemed to have received valuable consideration, fair value or reasonably equivalent value for its obligations hereunder, the Guarantors' obligations hereunder shall be reduced to that amount which, after giving effect thereto, would not render the Guarantors insolvent, or cause the Guarantors to have incurred debts (or intended to have incurred debts) beyond its ability to pay such debts as they mature, at the time such obligations are deemed to have been incurred under Applicable Law. As used herein, the terms "insolvent" and "unreasonably small capital" shall likewise be determined in accordance with Applicable Law. This Section is intended solely to preserve the rights of the Lender hereunder to the maximum extent permitted by Applicable Law, and neither the Guarantors nor any other person shall have any right or claim under this Section that would not otherwise be available under Applicable Law.

         16. Notices. All notices to be given pursuant to this Guaranty shall be sufficient if personally delivered or if mailed by U. S. Mail, postage prepaid, certified or registered mail, return receipt requested, or forwarded by a nationally recognized overnight courier service or telecopier facsimile transmission, to the addresses of the parties hereto given above and/or telecopier numbers specified in any document(s) executed by the parties hereto, or to such other address and/or telecopier number as a party may request in writing. Any time period provided in


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the giving of any notice hereunder shall commence upon the date such notice is deposited in the mail or with such courier service, as applicable.

         17. General Construction. The gender and number used in this Guaranty are used as a reference term only and shall apply with the same effect whether the parties are of the masculine or feminine gender, corporate or other form, and the singular shall likewise include the plural.

         18. Entire Agreement. The entirety of this Guaranty is set forth herein and in the documents referred to herein and there is no other verbal or other agreement, understanding or custom affecting this Guaranty. This Guaranty may not be amended, modified or changed nor shall any waiver of any provision hereof be effective, except only by an instru+ ment in writing and signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought.

         19. Governing Law. This Guaranty and all rights, obligations and liabilities arising hereunder shall be interpreted and construed according to the laws of the State of Tennessee without reference to the conflicts or choice of law principles thereof, except to the extent that the laws of a particular jurisdiction govern the creation, perfection and enforcement of liens and security interests in collateral.

         20. Successors and Assigns. This Guaranty shall be binding upon the Guarantors, their successors and assigns, and all rights against the Guarantors arising under this Guaranty shall be for the sole benefit of the Lender.

         IN WITNESS WHEREOF, the Guarantors have caused this Guaranty to be executed and the Lender has caused this Guaranty to be accepted as of the date first above written.


                                               ---------------------------------
                                               Scott M. Niswonger


                                               ---------------------------------
                                               John A. Tweed


Accepted by:

FIRST TENNESSEE NATIONAL BANK
NATIONAL ASSOCIATION

By:
   -----------------------------
Title:
      --------------------------



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STATE OF                   )
        ------------------ )
COUNTY OF                  )
         ----------------

         Before me, the undersigned, a Notary Public in and for the state and county aforesaid, personally appeared ______________________, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be a ____________________ of LANDAIR ACQUISITION CORPORATION, the within named bargainor, a Tennessee corporation, and that he, as such _________________, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the association by himself as ___________________.

         Witness my hand and seal on this the ________ day of January, 2003.


                                              ----------------------------------
                                              Notary Public

My Commission Expires:


---------------------------




STATE OF                   )
        ------------------ )
COUNTY OF                  )
         -----------------

         Before me, the undersigned, a Notary Public in and for the state and county aforesaid, personally appeared SCOTT M. NISWONGER, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged him/herself to be the

         Witness my hand and seal on this the ________ day of January, 2003.


                                              ----------------------------------
                                              Notary Public

My Commission Expires:


---------------------------



                                       7

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STATE OF                   )
        ------------------ )
COUNTY OF                  )
         -----------------

         Before me, the undersigned, a Notary Public in and for the state and county aforesaid, personally appeared JOHN A. TWEED, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged him/herself to be the

         Witness my hand and seal on this the ________ day of January, 2003.


                                              ----------------------------------
                                              Notary Public

My Commission Expires:



--------------------------------



STATE OF                   )
        ------------------ )
COUNTY OF                  )
         -----------------

         Before me, the undersigned, a Notary Public in and for the state and county aforesaid, personally appeared ______________________, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be a ____________________ of FIRST TENNESSEE BANK NATIONAL ASSOCIATION, the within named bargainor, a national banking association, and that he, as such Senior Vice President, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the association by himself as
___________________.

         Witness my hand and seal on this the ________ day of January, 2003.



                                              ----------------------------------
                                              Notary Public

My Commission Expires:


---------------------------



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